_____________________________________________________________


                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                      _______________________




                             FORM 8-K


                          CURRENT REPORT




              Pursuant to Section 13 or 15(d) of the
                  Securities Exchange Act of 1934



                           June 30, 1998
                         (Date of Report)



                     ONSITE ENERGY CORPORATION
      (Exact name of registrant as specified in its charter)







STATE OF DELAWARE         1-12738             33-0576371
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)     Identification Number)
incorporation)


 701 Palomar Airport Road, Suite 200, Carlsbad, California  92009
        Address of principal executive offices) (Zip Code)


 Registrant's telephone number, including area code: 760-931-2400


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Item 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Pursuant to an "Asset Purchase Agreement" (the "Purchase Agreement") and various ancillary agreements relating thereto (the "Ancillary Agreements"), on June 30, 1998, SYCOM ONSITE Corporation, a Delaware corporation ("SYCOM ONSITE") and a wholly-owned subsidiary of Onsite Energy Corporation, a Delaware corporation ("Onsite"), acquired all of the project assets and assumed certain specific liabilities of Sycom Enterprises, LLC, a Delaware limited liability company ("Sycom LLC"). The principal consideration for the acquisition was 1,750,000 Onsite Class A Common Shares, $.001 par value (the "Purchase Common Shares"). The Purchase Common Shares have both demand and piggyback registration rights pursuant to a "Registration Rights Agreement".

     In order to provide for the income taxes resulting from the sale of Sycom LLC's assets, Onsite agreed to loan to Sycom LLC up to $1 million immediately prior to the time that such taxes become due. The loan shall be secured by the Purchase Common Shares pursuant to a form of Stock Pledge Agreement. Sycom LLC shall retain all voting rights with respect to the pledged shares. The loan will be due June 30, 2000 and will be payable in cash or Purchase Common Shares at the election of Sycom LLC.

     Sycom LLC has designated two Directors for addition to Onsite's Board, increasing the total number of Onsite Directors from six to eight. Richard
T. Sperberg remains President and Chief Executive Officer of Onsite, and S. Lynn Sutcliffe shall be elected Chairman of Onsite's Board, replacing Charles McGettigan, who shall remain as a Director of Onsite.

     In addition to the asset acquisition, and as an integral part of the transactions contemplated by the Purchase Agreement, pursuant to a "Sale And Noncompetition Agreement" entered into with two affiliates of Sycom LLC, Sycom Corporation, a Delaware corporation ("Sycom Corp") and Sycom Enterprises, L.P., a Delaware limited partnership ("Sycom LP"), SYCOM ONSITE has acquired the right to obtain the services and know-how of the workforce-in-place of Sycom Corp, and also a covenant not to compete of both Sycom Corp and Sycom LP. The consideration under the Sale and Noncompetition Agreement is 157,500 shares of Onsite Series D Convertible Preferred Stock, $.001 par value (the "Preferred Shares"), which have been deposited into an escrow. The Preferred Shares have no dividend or voting rights, and are convertible into 15,750,000 Onsite Class A Common Shares (the "Common Shares") pursuant to the terms of the "Certificate of Designation of the Series D Convertible Preferred Stock of Onsite Energy Corporation". The Common Shares into which the Preferred Shares may be converted (together, the "Escrow Shares") have both demand and piggyback registration rights pursuant to the "Registration Rights Agreement". Sycom Corp shall execute an irrevocable proxy to the designee of the Onsite Board

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of  Directors  with  respect  to  the  Common Shares until such time as any
Common Shares in escrow are canceled or released from escrow.

     Pursuant to a financial plan to be jointly prepared by Onsite, SYCOM ONSITE, and Sycom Corp (the "Financial Plan"), SYCOM ONSITE shall reimburse Sycom Corp for the costs of the Sycom Corp employees at their current salary and fringe benefit levels (including reasonable G&A). SYCOM ONSITE shall also loan to Sycom Corp and Sycom LP from time to time in accordance with the Financial Plan an amount equal to the general and administrative expenses and third-party debt payments of both Sycom Corp and Sycom LP that cannot otherwise be paid by utilizing the cash resources of Sycom Corp and Sycom LP (the "Onsite Loan"). Solely as an accommodation and without any assumption of liability, included in such Onsite Loan amounts shall be the monthly debt service payments owed by Sycom LP to Public Service Conservation Resources Corporation ("PSCRC") pursuant to the terms of that certain "Settlement Agreement" entered into between PSCRC and Sycom LP in January 1998 (the "PSCRC Debt"). PSCRC has consented to the transactions contemplated by the Purchase Agreement and the Ancillary Agreements.

     Upon thirty days' prior written notice, the Sale and Noncompetition Agreement may be terminated without liability in the exercise of the reasonable business judgment of Onsite's Board of Directors. Upon termination, Sycom Corp and Sycom LP would be released from their covenant not to compete.

     Pursuant to an "Escrow Agreement", the Escrow Shares shall be held in escrow until the eighth (8{th}) anniversary of the closing date (the "Escrow Share Release Date"), at which time, if not previously released, the Escrow Shares shall be delivered to Sycom Corp. At the request of Sycom Corp, and subject to the concurrence of a majority of those directors of Onsite who were not elected by Sycom LLC, at any time prior to the Escrow Share Release Date, a portion of the Escrow Shares may be used directly or as collateral for a loan to pay all or a portion of the PSCRC Debt, or the Onsite Loan after the PSCRC Debt has been paid in full. Furthermore, the release of the Escrow Shares may be accelerated if either all of the following circumstances exist or such accelerated release would directly and immediately result in all of the following: (a) payment in full of the PSCRC Debt; and (b) payment in full of the Onsite Loan; and
(c)(i) the average closing market price of the Onsite Common Shares over a period of ten (10) consecutive trading days meets or exceeds $2.00 per share, AND (ii) over any four consecutive quarters from the closing date through December 31, 1999, the total after-tax earnings per share of the Onsite Common Shares (taking into account the Purchase Common Shares issued to Sycom LLC under the Purchase Agreement and the Common Shares into which the Preferred Shares are convertible, but not taking into account earnings from acquisitions subsequent to the closing date or shares issued for those acquisitions) meets or exceeds $0.15; provided, however, that both such

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minimum  share price requirement and minimum earnings per share requirement shall increase by ten percent (10%) per year each year thereafter (i.e., $2.20 per share and $0.165 per share, respectively, from January 1, 2000 through December 31, 2000, $2.42 per share and $0.1815 per share, respectively, from January 1, 2001 through December 31, 2001, etc.).

     Pursuant to the terms of a "Share Repurchase Agreement", Onsite may repurchase the Escrow Shares for $.001 per Preferred Share if: (a) the Sale and Noncompetition Agreement is terminated, and (b) after June 30, 2000, such repurchase is justifiable based on the exercise of the Onsite Board of Directors' reasonable business judgment in consideration of the following factors: (i) the key employees of Sycom Corp are no longer being retained by SYCOM ONSITE, and (ii) there is no reasonably foreseeable likelihood that all of the following conditions shall be satisfied: (x) the PSCRC Debt shall be satisfied, (y) the Onsite Loan shall be satisfied, and (z) that both share performance benchmarks described in the Escrow Agreement shall be achieved. Onsite may also repurchase the Escrow Shares during the thirty-day period prior to the Escrow Share Release Date if any one of the three conditions for release of the Escrow Shares have not been satisfied. At such time as the Escrow Shares are released from the escrow to Sycom Corp, up to three additional Onsite Board members shall be designated by Sycom Corp.

     A Voting Agreement with a term of three years has also been entered into between and among several of the principal stockholders of Onsite, Sycom Corp, and the member of Sycom LLC to vote at the next annual meetings of Onsite to authorize the issuance of additional Common Shares to permit the conversion of the Preferred Stock, and for the election of the designated Directors.

     If a complaint is filed by any third party as a result of the above-described transactions which names Onsite or SYCOM ONSITE as a defendant and such complaint is not dismissed within 90 days, Onsite may, at its sole option, terminate and unwind the above-described transactions with no penalty or liability.

     The foregoing description of the Purchase Agreement and the Ancillary Agreements thereto is a summary of certain of the provisions of such Purchase Agreement and Ancillary Agreements. Reference is made to the full Purchase Agreement and the Ancillary Agreements relating thereto attached hereto as Exhibit 2.1 which are incorporated herein by reference for all of their terms and conditions.


<PAGE5>


     Onsite Energy Corporation is a comprehensive energy services company that assists its customers in reducing electricity and fuel costs by developing, designing, constructing, owning, and operating efficient, environmentally sound energy projects. Onsite also offers a full range of professional consulting services, which include direct access planning, market assessments, business strategy and public policy analyses, utility deregulation and environmental impact/feasibility studies. It is Onsite's mission to be the premier independent provider of energy service solutions for industrial, institutional, and commercial customers.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

     a.   FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

          (1) Financial statements representing the assets and liabilities to be acquired from Sycom LLC will be filed by amendment within 60 days.

     b.   EXHIBITS.

          2.4   Copy  of  the  Asset  Purchase  Agreement   with   Ancillary
                Agreements.

          4.2 Copy of the Certificate of Designation of the Series D Convertible Preferred Stock of Onsite Energy Corporation

          10.95 Copy of the Share Repurchase Agreement.



<PAGE6>

                             SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 30, 1998



                              ONSITE ENERGY CORPORATION



                              By:  RICHARD T. SPERBERG
                                   Richard T. Sperberg
                                   President